Exhibit 107

Form F-4

(Form Type)

Holisto Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 457(f)	(1)	16,580,000	(2)	$9.88	(3)	$163,810,400.00	0.0000927	$15,185.22
	Equity	Warrants	Rule 457(f)	(1)	5,940,000	(4)	$0.09	(4)	$534,000.00	0.0000927	49.56
	Equity	Common Stock underlying Warrants	Rule 457(g)	(1)	5,940,000	(5)	$11.50	(5)	$68,310,000.00	0.0000927	$6,332.34
Fees Previously Paid	—	—	—		—		—		—	—	—
	Total Offering Amounts								$232,655,000.00		$21,567.12
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$21,567.12

(1)	All securities being registered will be issued by Holisto Ltd, a company organized under the laws of the State of Israel (“Holisto”), in connection with the Business Combination Agreement described in this registration statement (the “Business Combination Agreement”) and the proxy statement/prospectus included herein, which provides for, among other things, the merger of Holisto MergerSub, Inc., a Cayman Islands corporation and wholly-owned subsidiary of Holisto with and into Moringa Acquisition Corp, a Cayman Islands exempted company (“Moringa”), with Moringa surviving as a wholly-owned subsidiary of Holisto (the “Business Combination”). As a result of the Business Combination (and following a preclosing reorganization of Holisto), (i) the outstanding Class A Ordinary Shares and Class B Ordinary Shares of Moringa (collectively, the “Moringa Ordinary Shares”) will be converted into the right to receive Holisto Ordinary Shares (“Holisto Ordinary Shares”) in the manner set forth in the Business Combination Agreement and described in the proxy statement/prospectus, (ii) the warrants to purchase to purchase shares of Moringa Ordinary Shares (the “Moringa Warrants”) outstanding at the Effective Time will be converted into the right to receive a warrant (the “Holisto Warrants”) to purchase an equal number of Holisto Ordinary Shares at the same exercise price of $11.50 per share.

(2)	Represents the maximum number of Holisto Ordinary Shares estimated to be issuable in exchange for Moringa Ordinary Shares (excluding Holisto Ordinary Shares issuable upon exercise of Moringa Warrants) outstanding immediately prior to the closing pursuant to the Business Combination Agreement. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

(3)	Estimated pursuant to Rule 457(f)(1) under the Securities Act and solely for the purpose of calculating the registration fee, based on $9.88 per shares, the average of the high and low prices of Moringa Ordinary Shares on the Nasdaq Capital Market on September 2, 2022.

(4)	Estimated pursuant to Rule 457(f)(1) under the Securities Act and solely for the purpose of calculating the registration fee, based on $0.09 per warrant, the average of the high and low prices of Moringa Warrants on the Nasdaq Capital Market on September 2, 2022. Represents the maximum number of Holisto Warrants issuable in exchange for Moringa Warrants outstanding immediately prior to the closing of the Business Combination. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

(5)	Represents the maximum number of Holisto Ordinary Shares issuable upon exercise of Holisto Warrants, of which 5,750,000 are public warrants and 190,000 are private warrants. Each Holisto Warrant will entitle its holder to purchase one Holisto Ordinary Share at a price of $11.50 per share (subject to adjustment). Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.